  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/J.P. Morgan Core Bond Portfolio 07/15/05 Goldman Dachs & Co "$30,816,735" "$1,342,885,500" $99.47 $0.75/share Sumitomo Mitsui  "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 07/19/05 Banco Bilbao Vizcaya "$52,790,000" "$500,000,000" $100.00 $.30/share BBVA Bancomer SA "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 08/03/05 Citigroup Global Markets "$41,675,000" "$500,000,000" $99.60 0.45% Airful Corp. "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 08/18/05 Deutsche Morgan Grenfell "$47,325,000" "$600,000,000" $99.85 0.30% International Lease Finance Corp. "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 08/24/05 Goldman Sachs & Co. "$21,250,000" "$200,000,000" $100.00 0.25% "Sovereign Bancorp., Inc." "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 08/24/05 Lehman Brothers Inc. "$129,295,000" "$2,500,000,000" $99.58 0.88% "Wal-Mart Stores, Inc." "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 09/16/05 Deutsche Morgan Grenfell "$25,625,000" "$500,000,000" $98.17 0.35% Codelco Inc. "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 09/21/05 Lehman Brothers Inc. "$41,650,000" "$750,000,000" $99.36 0.45% Washington Mutual Inc. "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 09/22/05 Lehman Brothers Inc. "$51,150,000" "$750,000,000" $100.00 0.87% HBOS Plc. "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 09/23/05 Citigroup Global Markets "$31,545,000" "$700,000,000" $98.80 0.88% Teck Cominco Limited "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 09/23/05 Lehman Government Securities "$40,850,000" "$1,000,000,000" $100.00 0.25% "Dominion Resources, Inc." "J.P. Morgan Securities, Inc."

EQ/J.P. Morgan Core Bond Portfolio 09/28/05 Deutsche Morgan Grenfell "$46,250,000" "$750,000,000" $100.00 0.00% IslandsBanki HF. "J.P. Morgan Securities, Inc."

EQ/JPMorgan Core Bond Portfolio 10/04/05 BNP Paribas Securities "$31,140,000" "$300,000,000" $99.24 0.65% MGIC Investment Corp. JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 10/12/05 Merrill Lynch & Co. "$20,000,000" "$200,000,000" $99.64 0.65% Endurance Specialty Holdings Ltd. JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 10/24/05 Bear Stearns & Co. "$39,955,285" "$1,000,000,000" $99.66 0.35% The Bear Stearns Companies Inc.  JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 11/16/05 Lehman Government Securities "$40,850,000" "$500,000,000" $100.00 0.45% Residential Capital Corp.  JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 11/16/05 Barclays Capital Inc. "$88,685,000" "$750,000,000" $99.86 0.45% Residential Capital Corp.  JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 11/17/05 HSBC Securities Inc. "$44,400,000" "$1,000,000,000" $100.00 1.00% HSBC Finance Capital Trust IX  JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 11/18/05 Citigroup Global Markets Inc. "$120,000" "$2,500,000" $100.00 1.25% Axis Capital Holdings Ltd.  JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 12/06/05 Merrill Lynch & Co. "$122,055,000" "$850,000,000" $99.90 0.45% Kinder Morgan Finance Company  JP Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 12/14/05 Lehman Brothers Inc. "$12,110,000" "$400,000,000" $99.90 1.00% International Lease Finance Corp. JP Morgan Securities Inc.

EQ/JP Morgan Value Opportunities Portfolio 09/21/05 Morgan Stanley "$324,424,775" "$2,360,000,000" $29.50 $ 0.77/share Genworth Financial Inc. "J.P. Morgan Securities, Inc."

EQ/Mercury Basic Value  Equity Portfolio 03/23/05 Morgan Stanley "$23,192,800" "$2,133,250,000" $26.50 $0.689/share "Genworth Financial, Inc." Merrill Lynch & Co.

EQ/Mercury Basic Value  Equity Portfolio 12/06/05 Goldman Sachs & Co. "$149,500,000" "$2,199,990,000" $65.00 $1.95/share XL Capital Ltd. Merrill Lynch & Co.

EQ/Van Kampen Emerging Markets Equity Portfolio 07/21/05 UBS Warburg "$11,725,000" "$878,459,000" $16.75 $.335/share Novatek Morgan Stanley

EQ/Van Kampen Emerging Markets Equity Portfolio 10/21/05 Credit Suisse First Boston "191,249,945 HKD" "62,241,969,000 HKD" 2.35 HKD 0.059% China Construction Bank Corp. Morgan Stanley Asia Ltd. & China Intl. Capital Corp.

EQ/Van Kampen Emerging Markets Equity Portfolio 12/06/05 Merrill Lynch & Co. "$3,918,875" "$433,087,850" $26.75 $0.2675/share ICICI Bank Ltd. Morgan Stanley

EQ/Van Kampen Mid Cap Growth 07/20/05 "Merrill Lynch & Co., Inc." "$2,210,000" "$135,150,000" $17.00 $1.19/share Adams Respiratory Therapeutics Morgan Stanley